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                                                                   Exhibit 10(g)


THE PITTSTON COMPANY

NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
(July 26, 1993)


ARTICLE I

Purpose of the Plan

     The purpose of this Non-Employee Directors' Stock Option Plan (this "Plan") is to attract and retain the services of experienced independent directors for The Pittston Company (the "Company") by encouraging them to acquire a proprietary interest in the Company in the form of shares of both classes of the Company's Common Stock (the "Common Stock"), viz., Pittston Services Group Common Stock and Pittston Minerals Group Common Stock. Unless otherwise indicated, references in this Plan to Common Stock shall be construed to refer to the class of Common Stock covered by the particular option. The Company intends this Plan to provide those directors with additional incentive to further the best interests of the Company and its shareholders.


ARTICLE II

Administration of the Plan

     This Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board is authorized to interpret this Plan and may from time to time adopt such rules and regulations for carrying out this Plan as it deems best. All determinations by the Board pursuant to the provisions of this Plan shall be made in accordance with and subject to applicable provisions of the Company's bylaws, and all such determinations and related orders or resolutions of the Board shall be final, conclusive and binding on all persons. All authority of the Board provided for in or pursuant to this Plan, including, without limitation, the authority set forth in Articles III and IX may also be exercised by the Compensation and Benefits Committee of the Board or by such other committee of the Board as the Board may designate for the purpose.


ARTICLE III

Eligibility; Number and Price of Option Shares

     Section 1. Options shall be granted only to directors ("Non-Employee Directors") who are not also employees of the Company or any of its Subsidiaries.

     Section 2. Subject to the provisions of Section 4 of this Article III, the maximum number of shares of Common Stock which may be issued pursuant to options granted under this
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Plan shall be (a) in the case of Pittston Services Group Common Stock, 200,000 shares, and (b) in the case of Pittston Minerals Group Common Stock, 40,000 shares.

     Section 3. The purchase price per share of Common Stock under each option shall be 100% of the Fair Market Value of a share of Common Stock covered by such option at the time such option is granted.

     Section 4. In the event of any dividend payable in any class of Common Stock or any split or combination of any class of Common Stock, (a) the number of shares of such class which may be issued under this Plan shall be proportionately increased or decreased, as the case may be, (b) the number of shares of such class (including shares subject to options not then exercisable) deliverable pursuant to grants theretofore made shall be proportionately increased or decreased, as the case may be, and (c) the aggregate purchase price of shares subject to any such grant shall not be changed. Any option subsequently granted pursuant to Sections 2 and 3 of Article IV shall be for a number of shares reflecting such increase or decrease. In the event of any other recapitalization, reorganization, extraordinary dividend or distribution or restructuring transaction (including any distribution of shares of stock of any Subsidiary or other property to holders of shares of any class of Common Stock) affecting any class of Common Stock, the number of shares of such class issuable pursuant to any option theretofore granted (whether or not then exercisable), and/or the option price per share of such option, shall be subject to appropriate adjustment; provided, however, that such option shall be subject to only such adjustment as shall be necessary to maintain the proportionate interest of the optionee and preserve, without exceeding, the value of such option. In the event of a merger or share exchange in which the Company will not survive as an independent, publicly owned corporation, or in the event of a consolidation or of a sale of all or substantially all of the Company's assets, provision shall be made for the protection and continuation of any outstanding options by the substitution, on an equitable basis, of such shares of stock, other securities, cash, or any combination thereof, as shall be appropriate; provided, however, that such options shall be subject to only such adjustment as shall be necessary to maintain the proportionate interest of the optionee and preserve, without exceeding, the value of such options.


ARTICLE IV

Grant of Options

     Section 1. Grants under this Plan shall relate to both classes of the Company's Common Stock. Each option shall constitute a nonqualified stock option not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     Section 2. Each Non-Employee Director elected as a member of the Board shall automatically be granted (a) an
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option for 10,000 shares of Pittston Services Group Common Stock and (b) an option for 2,000 shares of Pittston Minerals Group Common Stock (or, in case of an adjustment pursuant to Section 4 of Article III, the number of shares of each respective class of Common Stock determined as provided in said Section 4) on the first business day after the meeting of shareholders or of the Board, as the case may be, at which such Director shall have first been elected. Each such option shall be exercisable immediately as to one-third of the shares covered thereby, as to an additional one-third on and after the first anniversary of the date of grant and as to the remaining shares on and after the second anniversary of such date.

     Section 3. On August 1, 1993, and on July 1 of each subsequent year, each Non-Employee Director who is a member of the Board as of each such date shall automatically be granted an option to purchase 1,000 shares of Pittston Services Group Common Stock and an option to purchase 200 shares of Pittston Minerals Group Common Stock (or, in the case of an adjustment pursuant to Section 4 of Article III, the number of shares of each respective class of Common Stock determined as provided in said Section 4). Each such option shall become exercisable in full six months after the date of grant.

     Section 4. All instruments evidencing options granted under this Plan shall be in such form, consistent with this Plan, as the Board shall determine.



ARTICLE V

Non-Transferability of Options

     No option granted under this Plan shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and any such option shall be exercised during the lifetime of the optionee only by the optionee or the optionee's duly appointed legal representative.


ARTICLE VI

Exercise of Options

     Section 1. Each option granted under this Plan shall terminate on the tenth anniversary of the date of grant, unless sooner terminated as provided in this Plan. Except in cases provided for in Article VII, each option may be exercised only while the optionee is a Non-Employee Director.

     Section 2. A person electing to exercise an option shall give written notice to the Company of such election and of the number of shares of Common Stock such person has elected to purchase, and shall tender the full purchase price of such shares, which tender shall be made in cash or cash equivalent (which may be such person's personal check) at the time of purchase or in shares of Common Stock already owned by
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such person (which shares shall be valued for such purpose on the basis of their Fair Market Value on the date of exercise), or in any combination thereof. The Company shall have no obligation to deliver shares of Common Stock pursuant to the exercise of any option, in whole or in part, until the Company receives payment in full of the purchase price thereof. No optionee or legal representative, legatee or distributee of such optionee shall be or be deemed to be a holder of any shares of Common Stock subject to such option or entitled to any rights as a shareholder of the Company in respect of any shares of Common Stock covered by such option until such shares have been paid for in full and issued by the Company.


ARTICLE VII

Termination of Options

     Section 1. In the case of a Non-Employee Director who (i) ceases to serve as such for any reason other than voluntary resignation or failure to stand for reelection notwithstanding an invitation to continue to serve as a Non-Employee Director and (ii) is entitled to receive a pension from the Company in accordance with the Company's pension arrangements for Non-Employee Directors, all the Non-Employee Director's options shall be terminated except that any option to the extent exercisable at the date of ceasing so to serve may be exercised within three years after such cessation, but not later than the termination date of the option.

     Section 2. In the case of a Non-Employee Director who dies while serving as such, all the Non-Employee Director's options shall be terminated except that any option to the extent exercisable by the Non-Employee Director at the date of death, together with the unmatured installment, if any, of the option which at such date is next scheduled to become exercisable, may be exercised within one year after such date, but not later than the termination date of the option, by the Non-Employee Director's estate or by the person designated in the Non-Employee Director's last will and testament.

     Section 3. In the case of a Non-Employee Director who dies after ceasing to serve as such, all the Non-Employee Director's options shall be terminated except that any option to the extent exercisable by the Non-Employee Director at the date of ceasing so to serve may be exercised within one year after the date of death, but not later than the termination date of the option, by the Non-Employee Director's estate or by the person designated in the Non-Employee Director's last will and testament.

     Section 4. In the case of a Non-Employee Director (other than one to whom Section 1, 2 or 3 of this Article VII is applicable) who ceases to serve as such for any reason, all the Non-Employee Director's options shall be terminated except that any option to the extent exercisable at the date of ceasing so to serve may be exercised within one year after such date, but not later than the termination date of the option.
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ARTICLE VIII

Miscellaneous Provisions

     Section 1. Each option shall be subject to the requirement that, if at any time the Board shall determine that the listing, registration or qualification of the shares of Common Stock subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue of Common Stock pursuant thereto, no option may be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free from any conditions not reasonably acceptable to the Board.

     Section 2. The Company may establish appropriate procedures to ensure payment or withholding of such income or other taxes, if any, as may be provided by law to be paid or withheld in connection with the issue of shares of Common Stock under this Plan.

     Section 3. Nothing in this Plan shall be construed either to give any Non-Employee Director any right to be retained in the service of the Company or to limit the power of the Board to adopt additional compensation arrangements (either generally or in specific instances) for directors of the Company or to change such arrangements as in effect at any time.


ARTICLE IX

Plan Termination and Amendments

     Section 1. The Board may terminate this plan at any time, but this Plan shall in any event terminate on May 11, 1998, and no options may thereafter be granted, unless the shareholders shall have approved its extension. Options granted in accordance with this Plan prior to the date of its termination may extend beyond that date.

     Section 2. The Board may from time to time amend, modify or suspend this Plan, but no such amendment or modification without the approval of the shareholders shall

          (a) increase the maximum number (determined as provided in this Plan) of shares of any class of Common Stock which may be issued (i) to any one Non-Employee Director or (ii) pursuant to all options granted under this Plan;

          (b) permit the grant of any option at a purchase price less than 100% of the Fair Market Value of the Common Stock covered by such option at the time such option is granted;

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          (c)  permit the exercise of an option unless arrangements are made to ensure that the full purchase price of the shares as to which the option is exercised is paid at the time of exercise; or

          (d) extend beyond May 11, 1998, the period during which options may be granted.


ARTICLE X

Definitions

     Wherever used in this Plan, the following terms shall have the meanings indicated:

     Fair Market Value: With respect to shares of any class of Common Stock, the average of the high and low quoted sale prices of a share of such Stock on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the New York Stock Exchange Composite Transactions Tape.

     Subsidiary: Any corporation of which stock representing at least 50% of the ordinary voting power is owned, directly or indirectly, by the Company.